Filed with the Securities and Exchange Commission on September 6, 2002
                                                      Registration No. 333-73660

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               AMENDMENT NO. 1 TO
                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          HOSP-ITALIA INDUSTRIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       NEVADA                      7011                            04-355-6519
--------------------------------------------------------------------------------
State or other           Primary Standard                       IRS Employer
jurisdiction of          Industrial Classification              Identification
Incorporation            ("SIC Number")                         Number ("EIN")

                                 99 Derby Street
                                    Suite 200
                                Hingham, MA 02043
                                 (781) 556-1044
                               (781) 556-1045 Fax
--------------------------------------------------------------------------------
           (Name, address and telephone number of principal executive offices and place of business)

                                 Frank G. Wright
                                 99 Derby Street
                                    Suite 200
                                Hingham, MA 02043
                                 (781) 556-1044
--------------------------------------------------------------------------------
          (Address, address and telephone number of agent for service)

                                   Copies to:

                        Charles B. Jarrett, Jr., Esquire
                       Griffith, McCague & Fernsler, P.C.
                           The Gulf Tower, Suite 3626
                                707 Grant Street
                              Pittsburgh, PA 15219
                                 (412) 803-3690
                               (412) 803-3678 Fax

Approximate date of distribution to the public: As soon as practicable after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Title of Each                                                             Proposed
        Class of                                        Proposed                Maximum               Amount of
     Securities to              Amount to            Offering Price            Aggregate            Registration
     be Registered            be Registered            Per Share            Offering Price               Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock
    $0.001 par value          2,483,728(1)               $0.00                   $0.00               $65.82 (3)*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock
        Purchase
        Warrants              2,483,728(2)              $2.00(4)              $4,967,456           $1,242.00 (4)*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Shares of Common Stock of the Registrant being distributed to shareholders of Innovation International, Inc.

(2) An additional 2,483,728 shares of Common Stock which may be issued upon exercise of the Warrants.

(3) Based upon the book value of Registrant's shares of Common Stock solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(4)  Based upon the exercise price of the Warrants of $2.00 per share

*Previously paid

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

                                   PROSPECTUS
                          HOSP-ITALIA INDUSTRIES, INC.
                          (A Development Stage Company)
                           99 Derby Street, Suite 200
                                Hingham, MA 02043
                                 (781) 556-1044
                        2,483,728 Shares of Common Stock
                    2,483,728 Common Stock Purchase Warrants


         Hosp-Italia Industries, Inc., a Nevada corporation (the "Company") is offering 2,483,728 shares of its Common Stock par value $0.001 (the "Shares") and Common Stock Purchase Warrants ("Warrants") to purchase an additional
2,483,728 shares of Common Stock to the shareholders of Innovation International, Inc. ("Distributees") its incorporator. Distributees will not be required to pay for the Shares or Warrants, which will be distributed without charge on a pro rata basis. There will be no brokers, dealers or underwriters involved in the distribution. The distribution will be made as provided in an agreement among the Company, Innovation International, Hospitalia, S.R.L., a company organized under the laws of Italy and Andrea Cesaretti, the owner of the majority of the shares and representative of the holders of the balance of Hospitalia, S.R.L. shares. See "Plan of Distribution" on page 6 of this Prospectus. There is no present market for the Shares. Each Warrant will permit the holder to purchase one (1) share of Common Stock at a price of $2.00 per share. The Warrants will expire on June 30, 2005 and may be redeemed by the Company at any time after June 30, 2002 for $0.25 per Warrant. The Company is registering on a Form SB-2 filed with the Securities and Exchange Commission both the 2,483,728 Shares of Common Stock to be distributed and the 2,483,728 additional shares to be issued on exercise of the Warrants. The Shares and Warrants are not being issued as units and may be traded separately.

         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES  AND  EXCHANGE   COMMISSION  NOR  HAS  THE  SECURITIES  AND  EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         YOU SHOULD KNOW THERE IS SUBSTANTIAL RISK ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. CAREFULLY CONSIDER "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

               The date of this Prospectus is _____________, 2002

                                TABLE OF CONTENTS

Item
 No.             Description of Item                                     Page

1.       Prospectus Summary                                                1

2.       Risk Factors, Forward Looking
         Statements and Dilution                                           2

3.       Plan of Distribution                                              6

4.       Use of Proceeds                                                   7

5.       Plan of Operations                                                7

6.       Description of Business                                           9

7.       Description of Property                                          11

8.       Directors, Executive Officers, Promoters and Control Persons     11

9.       Executive Compensation                                           12

10.      Security Ownership of Certain Beneficial Owners and
         Management                                                       13

11.      Certain Relationships and Related Transactions                   14

12.      Description of Securities                                        14

13.      Market for Common Equity and Related Shareholder Matters         14

14.       Interest of Named Experts and Counsel                           15

15.      Legal Proceedings                                                15

16.      Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure                              16

17.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities                   16

18.      Legal Matters                                                    16

19.      Experts                                                          16

20.      Where You Can Find More Information                              16

21.      Index to Financial Statements                                    18

PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. All references in this Prospectus to Shares are as of the date of this Prospectus unless otherwise specified. You should carefully consider the information set forth under "Risk Factors" beginning on page 2 of this Prospectus.

                          Hosp-Italia Industries, Inc.
                                 (the "Company")

         The Company, a development stage company, was incorporated under the laws of the State of Nevada on September 5, 2000. It will conduct business through a wholly-owned subsidiary, Days Master Italia S.p.A., an Italian company ("Days Master"). Days Master is the holder of the exclusive right to operate inns and hotels under the Days Inn(R) trademarks pursuant to a license agreement with Cendant Global Services, B.V., owner of the trademarks. The Company has guaranteed Days Masters performance under the license agreement. As of the date hereof, the former owners of Days Master and Hospitalia S.R.L. own all the currently issued and outstanding shares of the Company (22,353,548 shares of Common Stock).

         The Company is offering 2,483,728 shares of Common Stock, par value $0.001, ("Shares") and Common Stock Purchase Warrants ("Warrants") to purchase an additional 2,483,728 shares of Common Stock at no charge or expense to shareholders of Innovation International, Inc. ("Distributees") No other persons are being offered Shares or Warrants. After the distribution, there will be 24,837,276 shares of Common Stock outstanding, 22,353,548 or 90% of which will be owned by the present owners and 10% by the Distributees of the Shares and Warrants covered by this Prospectus.

         The Company will receive no funds from the Distributees. All expenses, such as legal and accounting fees and expenses of mailing, will be paid by the Company from other funds available to it. Such funds have been and will continue to be provided by the investors who are present shareholders of the Company.

         The Company is offering the Shares and Warrants directly to the Distributees on a pro rata basis to the shares of Innovation International each owns as of the date of this Prospectus. There are no underwriters or broker-dealers involved, and no fees or commissions will be paid to any person. Distributees will not have to surrender or otherwise change any of their Innovation International shares.

         The Summary Financial Information has been taken from audited financial statements elsewhere in this Prospectus. It reflects operations history from the date of inception to April 30, 2001. This information should be read together the financial statements in the Prospectus which include the audited statements and unaudited statements as of January 31, 2002

o        Current Assets                         $ 52,289
o        Noncurrent Assets                       937,394
o        Current Liabilities                     512,329
o        Gross Revenues                           96,182
o        Gross Profits                          (289,206)
o        Net Profit (Loss)from Operations       (252,936)

FORWARD LOOKING STATEMENTS, RISK FACTORS AND DILUTION

                                  Risk Factors

         Distributees should carefully consider the risks described below and all other information contained in this Prospectus before making a decision. The Company is recently formed, incorporated in the State of Nevada on September 5, 2000, with limited activity and losses that may continue for the foreseeable future.

o PROFITABILITY

         The Company has not achieved profitability and expects to continue to incur net losses for the foreseeable future. The Company expects to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if the Company does achieve profitability, it may be unable to sustain or increase profitability on a quarterly or annual basis in the future. If it is unable to achieve profitability, the Distributee's interest in the Shares may become worthless.

o CONTROL

         The Company relies on Andrea Cesaretti ("Cesaretti"), who, together with his sister, owns 36.24% of the stock, for decisions; and who will retain substantial control over the business after this distribution and may make decisions that are not in the best interest of all shareholders. Upon completion of this distribution, the present shareholders will, in the aggregate, beneficially own 90% of the outstanding shares of the Common Stock. As a result, they will have the ability to control substantially all the matters submitted to shareholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the assets. They will also have the ability to delay, defer or prevent a change in control, impede a merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer. This in turn could cause the value of the stock to decline materially.

o NEED FOR ADDITIONAL FINANCING

         The Company may have to raise additional capital which may not be available or may be too costly. Capital requirements are and probably will continue to be more than operating income for the foreseeable future. The Company does not have sufficient cash to indefinitely sustain operating losses. Its potential profitability depends on the ability to generate and sustain substantially higher revenues while maintaining reasonable expense levels. The Company cannot assure the Distributees that it will be able to operate to cover expenses. If the Company does not achieve profitability, it will need to raise additional capital to finance operations. The Company anticipates seeking additional financing through debt or equity offerings. The Company cannot assure the Distributees that additional financing will be available through debt or equity offerings. The Company cannot assure Distributees that additional financing will be available to it, or, if available, any financing will be on terms acceptable or favorable to it. If the Company needs to and cannot raise additional funds, further development of its business may be delayed; and it may not be able to execute the business plan, all of which could have a material adverse effect on operations. If this happens, the value of the stock will decline and may become worthless.

o COMPETITION

         There are over 30,000 establishments (hotels and inns) in Italy, which is the second country per number of establishments after the United States.
Approximately 50% of these establishments belongs in the budget and economy categories (one or two stars) and approximately 40% are in the mid-market bracket (three or four stars). Chains are only approximately 1% (300 units) of the establishments and 5% (48,000) of the number of rooms (approximately 1,000,000). The Company will have to offer prices and services competitive with existing operations by other chains and independents who may be better financed and established. The Company intends to operate at the Luxury, First Class and Mid-Market levels (3-5 stars). See "Plan of Operations" on Page 7.

o LIMITED MARKET FOR SHARES; VOLATILITY OF PRICES

         There is no present trading market for the Common Stock. While the Company intends to have the stock quoted on the Over The Counter Bulletin Board ("OTCBB"), the Company cannot guarantee if or when such quotation will become effective or the effect on the price of the stock. There can be no assurances that an active trading market will be developed or, if developed, sustained. If no market develops, Distributees may be unable to sell their shares. There may be significant volatility in the market for the stock as is typical for new public companies.

o LIMITED OPERATING HISTORY

         The Company is essentially a new venture, and there can be no assurance that it will be successful. Limited operating history prohibits an effective evaluation of potential success. Viability and continued operations are dependant upon future profitability, ability to generate cash flows and other business opportunities. The likelihood of success must be considered in light of the problems, expenses and delays frequently encountered in connection with the development of a new business and the competitive environment in which we will operate. As a result, the Company's financial objectives must be considered highly speculative. If not reached, the Company will have to cease operations.

o DAYS INN LICENSE AGREEMENT

         The success of the present business plan is completely dependant upon the continued viability of the Days Inn License Agreement. The Company must meet a development schedule which requires a total of 3000 rooms by 2025. Failure to comply is a material default for which Cendant has the right to terminate the agreement or require a monthly supplement for each room less than the number required under the schedule. A unit (hotel or inn) is not considered open until it meets required standards for rental and occupancy. The Company is responsible for selection and approval of suitable sites which meet system standards and which are approved by Cendant. It must generate sufficient income to pay a development fee of $450,000 (already paid), an initial franchise fee for each unit, continuing fees, an annual inspection fee, franchise sales commissions and reservation fees. The Company, as guarantor of Days Master under the License Agreement, and Days Master, as Licensee, will be required to maintain the lesser of consolidated net worth of $1,000,000 or the consolidated net worth of the former Master Licensee and former guarantor. If unable to maintain the License Agreement, the Company will have no source of business operations or income and will have to find another area of operations or go out of business.

         The fees required to be paid are:

         1. Development Fee - $450,000.00 (paid by Cesaretti on behalf of Days Master)

         2. Initial Fee - initial franchise fee, transfer or relicense fee, renewal fee and Unit Reservation Software fee (computer software licensed to Franchise) - after 5 Units, pay Cendant greater of (a) 1/3 of each initial fee and area initial fee paid to Days Master for each unit or area less sales commission (up to 25%) of initial fees or (b) $100 for each guest room franchised at the unit.

         3. Company continuing fees - 20 days after end of each calendar month 1.5% of Gross Room Revenues.

         4. Company annual inspection fee - if, after second year, items 2 and 3 are less than $20,000.00, Days Master to pay cost incurred by Cendant for annual inspection.

         5. Franchise sales commission - $1,000 to referring person if employed by Cendant.

         6. Reservation fees - cost of communication between territory system and central system ($3.50 or $2.50) or 15.075% of room revenue to travel/sales agent originating a reservation

         7. Company marketing contribution - beginning with 6th year 1 1/2 % of Gross Room Revenues during preceding month, adjusted every 3 years thereafter.

         8. Transfer fees - $50,000 to transfer agreement

         9. Renewal - 25% of Development Fees as adjusted

         10. Termination - 1/3 of damages to Cendant for early termination.

o DIVIDENDS

         The Company has paid no dividends on its Common Stock and cannot predict when it will be in a position to do so. The ability to pay dividends will depend upon the success of future operations and earnings. Dividends may be paid only from funds legally available for such purpose at the discretion of the Board of Directors. Furthermore, it is a violation of Nevada law to make improper distribution to shareholders.

o REPERCUSSIONS OF SEPTEMBER 11, 2001

         The income levels experienced by most hotels in the U.S., as well as in the European classic leisure destinations, have been adversely affected by the terrorist attack, as most travel was suspended in the first weeks following
September 11. Even before September 11, many hotels and market areas were experiencing a softening of occupancy and rate as the economy slowed and a recession neared. If those trends continue, the Company may not succeed in financing the continued development of this hospitality-centric enterprise. In such case, all investors in the Company are at risk to lose substantially all of their investment.

                           Forward Looking Statements

         This Prospectus contains forward-looking statements. These are not historical facts but are largely estimates based on current expectations and projections about the industry and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates" are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company's control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecast in the forward-looking statements. In addition, the forward-looking events discussed in this Prospectus might not occur. The risks and uncertainties include, among others, those described under "Risk Factors" and elsewhere in this Prospectus. Distributees are cautioned not to place undue reliance on these forward-looking statements which reflect management's view only as of the date of this Prospectus.

                                    Dilution

There will be no dilution in the value of the Shares received by the Distributees by virtue of the distribution.

PLAN OF DISTRIBUTION

         The Shares will be distributed directly to the Distributees by the Company following the date of this Prospectus and the date on which the registration  statement  of  which it is a part  has  been  declared  effective.
Distribution will be on a pro-rata basis to the shares of Innovation International the Distributees now own (rounded up to the nearest whole share). The Company is obligated to distribute these shares under the terms of an agreement dated December 31, 2000, and amended on July 31, 2001, by which it acquired shares of Hospitalia, S.R.L.and Days Master. Under the terms of that agreement among the Company, Hospitalia S.R.L., an Italian company, Innovation International and Cesaretti, the owner of the majority of the shares of Hospitalia S.R.L. and a representative of the owners of the balance of such shares, the Company acquired 98% of the Hospitalia S.R.L. shares in exchange for 9,000,000 shares of Company Common Stock which was increased to 22,353,548 shares at the time of the July 31, 2001 amendment. Hospitalia S.R.L. indirectly owned 20.5% of Days Master at the time of the 9,000,000 share issue. Through a series of subsequent transactions contemplated by the amendment of July 31, 2001, the Company now owns 100% of Days Master directly and retains no interest in Hospitalia S.R.L. See "Description of Business" on page 9. Innovation
International, who was the incorporator of the Company, has no interest in the Company. The agreement, as amended, obligates the Company to issue to the Distributees 2,483,728 shares of Common Stock and Warrants to purchase an additional 2,483,728 shares upon the effectiveness of the registration statement of which this Prospectus is a part. No shares have been issued to Innovation International, and Innovation International has no rights to acquire any. The Distributees will receive a copy of this Prospectus together with a certificate representing the number of our Shares to which each is entitled based upon the number of shares of Innovation International owned as of the date of this Prospectus. The Company will not attempt to levy any charge against the Shares now or in the future.

         Innovation International has no ownership of or interest in the Shares or Warrants to be distributed and will have no control over or participation in any of the Company's activities. It will receive no fees, commissions or other consideration with respect to the distribution. Its only involvement will be to provide a list of its shareholders to the Company so that it can distribute the Shares and Warrants to the Distributees. For this reason, the Company does not believe Innovation International is an underwriter with respect to the Shares and Warrants. Nonetheless, the Company feels it is important that the Distributees know the extent of its involvement. Innovation International conducts no business operations. It's only activity is to organize, acquire, hold, finance, merge and dispose of entities engaged in businesses of various types. It was formed in 1983 and engaged in software and equipment sales from 1987 until 1992.

USE OF PROCEEDS

         The Company will receive no proceeds from the distribution. On the contrary, there will be a net expense for attorneys' fees, accounting fees, printing and mailing. The Company will bear all such expenses.

PLAN OF OPERATIONS

         The Company and its subsidiary plan to develop a hotel chain in Italy under the Days Inn(R) name. The Company owns 100% of Days Master Italia S.p.a., a company organized under the laws of Italy ("Days Master"). Days Master has acquired from Cendant Global Services, B.V. ("Cendant") the exclusive right to develop a hotel system throughout Italy, the Republic of San Marino and Vatican City, directly and/or through third party franchisees, under the brand names Days Inn(R) (3-3 1/2 stars-limited services), Days Hotel(R) (4 stars-full service), Days Hotel & Suites(R) (4 stars-full services) and Days Plaza(R) (4 stars plus) pursuant to the Master License Agreement from Cendant. Cendant is the owner of Days Inn(R) trademark. Days Inn(R) owns or operates over 1,900 hotels, totaling approximately 550,000 rooms in the United States, Great Britain, Europe and the Middle East. Cendant is also the owner of eight additional chains, i.e., Howard Johnson(R), Ramada(R), AmeriHost Inn(R), Super 8 Motel(R), Travelodge(R), Knights Inn(R), Wingate Inns(R) and Villager(R). In addition, Cendant owns AVIS car rental company and several other service companies in the travel/lodging business. Cendant has no ownership interest in the Company or its subsidiary. Although the Company owns the license of the Days Inn(R) system, Days Master may manage hotel establishments using other brands according to individual market needs.

         The terms used to define the different levels of hotel ratings are those used by the trade press as well as in market surveys. There are:

o        5-star hotel - Luxury
o        4-star hotel - First Class
o        3-star hotel - Mid-Market
o        2-star hotel - Economy
o        1-star hotel - Budget

Thus, Days Inn(R) will be in the high Mid-Market, Days Hotel(R) in the high First Class, Days Hotel & Suites(R) in the high First Class and Days Plaza(R) in the low to medium Luxury Class. Depending upon the location of a particular hotel or inn, it will be one of these classes. Days Master will operate at all these levels as franchises become available. Initial operations will be the granting of franchises. Income will be derived from fees driven by the number of rooms and rates charged therefore. Additional income may be derived from consulting services provided to franchisees or to other entities who do not have to be franchisees. The types of services are set forth under "Description of Business" on page 9.

         The   Company   has  based   its   expectations   upon  the   following
determinations:

o Anticipated economic growth of the European Union which will lead to a positive impact on employment, leading to increased international travel, benefiting Italy.

o Tourist flows which reward art and business cities such as Florence, Rome, Venice and Milan.

o    Improved hotel supply

o    Expansion of integrated hotel systems

o Mid-Market segment has ample room for penetration with few competitors catering to it

o Occupancy indices show good financial performance with good anticipated returns on investment.

         The operating plan includes location selection and establishment selection. Location selection includes "must" locations which are strategic and essential locations - cities with a substantial amount of international tourism, both leisure and business. These include Milan, Rome, Florence and Venice as well as others. The second group includes provincial cities with high room occupancy rates, but mainly a domestic clientele. These cities will increase the development of the hotel chain over the entire territory. Included are Bergamo, Como, Trieste, Pisa and Salerno as well as others. The third group includes provincial cities with both a quality and quantity deficit of rooms. These cities have few quality and chain hotels. Included are Parma, Siena, Palermo and Messina as well as others. Identification of these locations results from mapping of the territory and research based upon numbers of rooms available in the area, number of stays, room occupancy rate, average day rate and average actual income per room.

         The second phase will consist in selecting the individual establishments. A preliminary evaluation is conducted with respect to architecture, type and number of rooms, availability of services, availability of a restaurant and availability and capacity of a meeting room. All aspects are assessed using information from public and private organizations such as tour operators, travel agents, tourism promotion organizations, Chambers of Commerce and government agencies. The Company hopes to derive from these groups information on the number of hotels in the area, industrial development plans, urban planning, availability of existing structures suitable for hotel establishment, tourism and financial incentives.

         Actual operations will be conducted by Days Master through entities to whom it grants franchises as Master Licensee under the License Agreement. Days Master is owned 100% by the Company. Its initial activities will be granting franchises and providing consulting services.

         Days Master will be the operating company. In addition to granting franchises, Days Master, as opportunities and financing become available, also will manage individual hotels that are leased or under management contracts. In the case of leased hotels, its income will be from payments from guests for stays and other hotel services. Expenses will be the costs of providing such services. The buildings will be owned by third parties who will receive a rental fee from Days Master. In the case of management contracts, Days Master will act as "manager" for the third-party owner/franchisee and will receive a fee under a management contract. Its fee will generally be a percentage of hotel income determined on a case-by-case basis. This income, when and if realized, will be in addition to the franchise fees received.

         Although the Company owns the license of the Days Inn(R)  system,  Days
Master  may  manage  hotel   establishments  using  other  brands  according  to
individual marketing needs.

         The following chart sets forth the development schedule required by the Cendant agreement.

---------------------------------------- -------------------------------------- --------------------------------------
                 YEAR                                ROOMS OPENED                            TOTAL ROOMS
---------------------------------------- -------------------------------------- --------------------------------------
                 2002                                     60                                     60
---------------------------------------- -------------------------------------- --------------------------------------
                 2003                                     60                                     120
---------------------------------------- -------------------------------------- --------------------------------------
                 2004                                     120                                    240
---------------------------------------- -------------------------------------- --------------------------------------
                 2005                                     120                                    360
---------------------------------------- -------------------------------------- --------------------------------------
                 2006                                     120                                    480
---------------------------------------- -------------------------------------- --------------------------------------
                 2007                                     240                                    720
---------------------------------------- -------------------------------------- --------------------------------------
                 2008                                     120                                    840
---------------------------------------- -------------------------------------- --------------------------------------
                 2009                                     120                                    960
---------------------------------------- -------------------------------------- --------------------------------------
                 2010                                     120                                   1080
---------------------------------------- -------------------------------------- --------------------------------------
                 2011                                     120                                   1200
---------------------------------------- -------------------------------------- --------------------------------------
               2012-2016                                  600                                   1800
---------------------------------------- -------------------------------------- --------------------------------------
               2017-2021                                  600                                   2400
---------------------------------------- -------------------------------------- --------------------------------------
               2022-2025                                  600                                   3000
---------------------------------------- -------------------------------------- --------------------------------------

         In April, 2002, Cesaretti advised the Company he will supply working capital as needed up to an additional U.S. $500,000 based upon bank loans and other personal resources of his. The Company believes that any such advances from Cesaretti will adequately cover capital requirements for the next 18 months.

DESCRIPTION OF BUSINESS

         The Company was founded as a Nevada corporation on September 5, 2000. There have been no bankruptcy, receivership or similar proceedings affecting the Compay. Effective March 23, 2001, the Company acquired 98% of Hospitalia S.R.L., an Italian company, in exchange for 9,000,000 shares of its Common Stock. At the time, Hospitalia S.R.L. indirectly owned 20.5% of Days Master which ownership arose from its 54.5% ownership of ABC Alliance, an Italian company, which owned directly 38.3% of Days Master. Other owners of DMI were Cesaretti (11.7%) and Kelly Corp, S.A. (50%). Pursuant to an amendment dated July 31, 2001, to the agreement of December 31, 2000, the Company issued 13,353,548 shares of Common Stock to Hospitalia S.R.L. who used these shares to acquire the remaining outstanding share of Days Master and then transferred 79.5% of the shares of Days Master to the Company. The Company also sold its 98% in Hospitalia S.R.L. back to S.R.L. in exchange for the remaining 20.5% of Days Master shares.

         As a result of these transactions, the Company owns directly 100% of Days Master and has no interest in Hospitalia S.R.L., ABC or any other subsidiary. All of the Company's presently outstanding shares of Common Stock are owned by 13 persons, 12 of whom are residents of Italy and one of Argentina and were the former owners of Hospitalia S.R.L. and/or Days Master. The shares they own are restricted and may be transferred only pursuant to registration under the Securities Act of 1933 or an exemption from such registration. None of them will receive any shares or warrants to be issued by the Company in this distribution. During the period the Company owned Hospitalia S.R.L., neither it nor ABC conducted any business operations.

         Days Master will function as Master Licensee for the Days Inn(R) hotel chain in Italy. As such, it will provide an integrated system for the supply of services and consluting, including:

o    the  company  trademarks  Days  Inn(R),  Days  Hotel(R)and  Days Hotels and
     Suites(R)

o    other  intellectual  property  rights  such  as  copyrights,   manuals  for
     standards  for  products  and  services  and   technical   and   commercial
     information

o    commercial  advertising  and  promotional  programs and  materials

o    system  standards  related  to  construction,   design  and  guest  service
     techniques

o    personnel training programs and methods

o    quality standards,  inspections and rating techniques

o    centralized booking system

o    financial accounting, management and support and consulting programs

o    operating guidelines, management policies and specifications

o techniques and standards applicable to restaurant services offered, using Company trademarks included in the system and using system standards

     Days Master will be compensated by the payment of dividends or rents from the subsidiary and royalties from third party property owners. If the Company decides to buy ownership of buildings where hotels are located, such ownership will reside in companies owned or controlled by Days Master. Those companies will acquire the buildings, negotiating mortgages or leasing contracts with banks or leasing companies and then lease them to Days Master for a rental or managerial fee. Initially, income will be only from franchise and consulting fees.

Days Master has granted franchises for two hotels in Rimini, Italy, aggregating 90 rooms, owned by companies controlled by Cesaretti and members of his family. They will be operated as 3-star hotels (mid-market). It is anticipated that the hotels will commence business as franchise operations by December 1, 2002. This will meet the Company development requirements for 2002 under the Cendant Agreement. Under the terms of the Rimini franchise agreements, the franchisees will have the right to use the Days Inn(R) system. Franchisees will refurbish the properties subject to Days Master approval that the hotels meet the Italian Standards for Days Inn(R) system. The agreements are for 20 years expiring December 31, 2022. Franchisees are required to obtain Days Master approval for any later refurbishing and to report all revenues on a monthly basis and annual financial statements. Days Master has the right to visit, without notice, to determine compliance with the standards. Franchisees are responsible for all insurance. There is an initial fee of U.S. $400 per guest room plus 5% of gross revenues each month and 1% of gross revenues from sales of guest rooms each month. In addition, Franchisees are required to pay a maintenance fee of U.S. $1.00 per guest room each month. Franchisees indemnify Days Master and Cendant against all damages. Days Master may assign the agreement, but the Franchisees may do so only with the consent of Days Master.

         Days Master is presently negotiating with a third hotel in Ravigo, Italy, near Venice which is expected to become a franchise and management property. Specific terms have not yet been set, but the hotel is scheduled to open in 2003 with 70 rooms, satisfying the development requirement for 2003. As in the cases of the Rimini hotels, the Franchisee will bear all expenses of refurbishing the hotel.

         Ultimately, our business will be to own and/or operate a chain of hotels and inns through franchises or directly as discussed in "Plan of Operations" above. The company will have no activities if the Days Inn License Agreement terminates.

DESCRIPTION OF PROPERTY

         The only office is located at 99 Derby Street, Suite 200, Hingham, MA 02043 which is leased for a rent of $895.00 per month for a one year term expiring September 30, 2002. The Company also pays an additional $250.00 per month for office equipment and Internet access.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The  directors  and  principal  officers,   their  ages  and  principal
occupation for the past five years are:


                                                                      Director         Business
Name                       Age      Position with the Company          Since           Experience
----                       ---      -------------------------          -----           ----------
Andrea Cesaretti           41       Director, President and                             Certified Public
Milan, Italy                        Chief Executive Officer              2001           Accountant and
                                                                                        Attorney, Senior
                                                                                        Partner, Lanza, Ceccon,
                                                                                        Cesaretti and
                                                                                        Associates, Attorneys

Andrea Campanelli          32       Director                             2001           Senior Partner,
Rome, Italy                                                                             Tumiati Bosco
                                                                                        Campanelli and
                                                                                        Associates,
                                                                                        Accountants and
                                                                                        Attorneys

Frank G. Wright            67       Director, Executive Vice                            Independent Investor;
Hingham, MA                         President and Chief Financial                       CEO of Innovation and
                                    Officer                              2000           General Partner,
                                                                                        Innovation Capital
                                                                                        Partners

EXECUTIVE COMPENSATION

         Prior to January 1, 2002, the Company had no compensation arrangements with any officers or directors. Effective January 1, 2002, it was orally agreed that Messrs. Cesaretti and Wright are to receive a salary of U.S. $66,000.00 per year ($5,500.00 per month). No payments have been made, and the salaries have been deferred until such time as the Company is able to pay in a timely manner. At that time, they will be paid all accrued amounts. Except for the foregoing, there are no employment agreements or retirement, option, deferred compensation or other long-term compensation plans, although such plans may be adopted in the future. There are no preliminary agreements or understandings with respect to future employment or any plans or agreements.

         The following table sets forth amounts accrued through April 30, 2002. No officer or employee is paid more than $100,000.00 a year.

                               ANNUAL COMPENSATION

Name and
Position                   Year         Salary            Bonus        Other
--------                   ----         ------            -----        -----

Andrea Cesaretti           2000         0                 0             0
President and              2001         0                 0             0
Chief Executor             2002         $22,000(1)        0             0
Officer

Frank G. Wright            2000         0                 0             0
Executive Vice             2001         0                 0             0
President and Chief        2002         $22,000(1)        0             0
Financial Officer

(1) Accrued but not yet paid

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the names of all directors, officers and owners of more than 5% of the Company's Common Stock, the only class issued and outstanding and all directors and officers as a group as of the date hereof. All shares are owned directly.

-------------------------------------------- ----------------------------- ----------------------- -------------------
            Name and Address of                     Position with                Number of
             Beneficial Owner                          Company                     Shares(2)            Percent(2)
-------------------------------------------- ----------------------------- ----------------------- -------------------

Andrea Cesaretti(1)                                  Director and               4,500,000                18.12%
Milan, Italy                                          President
-------------------------------------------- ----------------------------- ----------------------- -------------------
Bruno Petruzzo                                           None                   4,898,457                19.72%
Rome, Italy
-------------------------------------------- ----------------------------- ----------------------- -------------------
Andrea Campanelli                               Director and Secretary          1,352,880(3)              5.44%
Rome, Italy
-------------------------------------------- ----------------------------- ----------------------- -------------------
Alice Cesaretti(1)                                       None                   4,500,000                18.12%
Milan, Italy
-------------------------------------------- ----------------------------- ----------------------- -------------------
Francesco Sanchez                                        None                   1,765,210                 7.90%
Buenos Aries, Argentina
-------------------------------------------- ----------------------------- ----------------------- -------------------
Alberto Ricca                                            None                   1,279,777                 5.73%
Milan, Italy
-------------------------------------------- ----------------------------- ----------------------- -------------------
Piero Amati                                              None                   1,353,881                 6.06%
Rome, Italy
-------------------------------------------- ----------------------------- ----------------------- -------------------
Frank G. Wright                                  Director, Executive
Hingham, MA                                       Vice President and
                                                   Chief Financial
                                                       Officer                       0                     0
-------------------------------------------- ----------------------------- ----------------------- -------------------
Directors and Officers as
a group                                                                         5,852,880                26.18%
-------------------------------------------- ----------------------------- ----------------------- -------------------

(1)  Brother and sister
(2) Before the distribution of Shares contemplated by this Prospectus. After the distribution, the number of shares owned will remain the same, but the percent will be reduced by 10%.
(3)  Includes shares owned by his sister

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has signed Franchise Agreements with companies controlled by Cesaretti for two hotels in Rimini, Italy owned by him and members of his family. See "Description of Business" on page 9. Management has no other interest in any transactions with the Company. Except for Frank G. Wright, no shareholder, director or officer of the Company is a shareholder, director or officer of Innovation International. Mr. Wright is a Director, Executive Vice President and Chief Financial Officer of the Company and shareholder, director and President of Innovation International. He owns no stock in the Company; but, as a shareholder of Innovation International, he will receive his pro rata share of the Common Stock and Warrants offered by this Prospectus when the distribution is made, which will be 596,000 Shares and 596,000 Warrants. In addition, Mr. Wright has received consulting fees of $72,000 from Cesaretti in connection with the reorganization.

DESCRIPTION OF SECURITIES

         The Company is offering 2,483,728 shares of Common Stock, par value $0.001 to present shareholders of Innovation International ("Distributees"). Authorized capital is 50,000,000 shares of Common Stock, par value $0.001 and 5,000,000 shares of Preferred Stock, par value $0.001. The shares of Common Stock and Warrants are being offered to the Distributees at no cost. As of the date of this Prospectus, there were 22,353,548 shares of Common Stock issued and outstanding. Preferred Stock may be issued in one or more series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions as the Board of Directors shall determine. No Preferred Shares are outstanding.

         Each shareholder of Common Stock is entitled to one vote at meetings of shareholders and to participate equally and ratably in all dividends declared and in all property or assets that may be distributed to holders of shares of Common Stock in the event of a voluntary or involuntary dissolution, liquidation or winding up of the Company. Shareholders do not have preemptive rights to purchase securities offered for sale nor any subscription or conversion rights or cumulative voting rights in the election of directors.

         The Company is also offering Warrants to purchase an additional 2,483,728 shares of Common Stock. Each Warrant will permit Distributees to purchase one share of Common Stock at a price of $2.00 per share. The Warrants will expire on June 30, 2005 and may be redeemed by the company any time after June 30, 2002 at a price of $0.25 per Warrant.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         There is presently no public trading market for the Company's stock, and there is no trading history. Upon the effectiveness of the registration statement of which this Prospectus is a part, the Company intends to file a registration statement on Form 8-A with the Securities and Exchange Commission

("SEC"), thereby registering the Common Stock, Preferred Stock and Warrants pursuant to Section 12 of the Securities and Exchange Act of 1934 ("1934 Act"). At such time, the Company will become a reporting company and will apply to have the Common Stock quoted on the OTC Bulletin Board. The Company cannot predict if or when such listing will become effective or the effect on the price of the stock or the extent of the development of a market for the stock. The Company does not intend to apply to have the Warrants quoted on the OTC Bulletin Board. As of the date hereof, none of the shares are subject to outstanding options or warrants to purchase (except for the Warrants offered by this Prospectus), or convertible into common stock. All of the presently outstanding shares are restricted and may be sold only through registration under the Securities Act of 1933 ("1933 Act") or pursuant to some exemption from such registration. The shares Distributees receive will be freely tradeable. No other shares are being publicly offered. As of the date hereof there are 13 holders of Common Stock, 12 of whom are residents of Italy and one is a resident of Argentina. There can be no guarantee that a market will develop for the Company's Common Stock even after quotation is accomplished. If no market develops, shareholders may be unable to sell their shares.

         The Company has not paid any dividends on the Common Stock, and there is no present intention to do so. Dividends may be payable in the future out of funds legally available for such purpose at the discretion of the Board of Directors.

         A majority vote is required on all corporate action which means holders of a majority (more than 50%) of the outstanding shares can elect directors as they choose and remaining shareholders will not be able to elect directors. Shares may be issued only as fully paid and non-assessable.

         The Company will act as its own transfer  agent until such time as this
registration  becomes  effective.   At  that  time,  it  intends  to  retain  an
independent, registered transfer agent.

INTEREST OF NAMED EXPERTS AND COUNSEL

         The experts named in the Registration Statement and Prospectus were not hired on a contingent basis and have no direct or indirect interest in the Company. The attorneys and accountants will not receive any Shares in the distribution.

LEGAL PROCEEDINGS

         The Company is not involved in any legal proceedings at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

         The Company has engaged Sprouse & Anderson, LLP., Austin, Texas, as independent certified accountants. There are no disagreements with them nor has the Company changed accountants.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Certificate of Incorporation and By-Laws provide that the liability of officers and directors for monetary damages shall be limited to the fullest extent provided by Nevada law which includes limitation of liability for monetary damages for the defense of civil or criminal actions.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of a small business issuer (Company) pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

LEGAL MATTERS

         The Company's attorneys, Griffith, McCague & Fernsler, P.C., The Gulf Tower, Suite 3626, 707 Grant Street, Pittsburgh, PA 15219, have passed upon the legality of the Common Stock issued prior to this offering and upon the Common Stock and Warrants to be distributed in this offering.

EXPERTS

         The financial statements as of April 30, 2001 and for the period from inception to April 30, 2001 respectively, included in this Prospectus have been audited by Sprouse& Anderson LLP, independent certified public accountants as set forth in their reports. The audited financial statements have been included in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

         Prior to the date of this Prospectus, the Company was not required to file any reports with the SEC. After the effective date of the registration statement date of which this Prospectus is a part, the Company will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the 1934 Act. In addition, the complete registration statement with respect to this offering with all exhibits is filed with the SEC.

         Any person may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington DC 20549. Information may be obtained from the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

         Please note that the registration statement, of which this Prospectus is a part, contains additional information. In addition, the registration statement includes numerous exhibits containing information about the Company. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

                          INDEX TO FINANCIAL STATEMENTS

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM SEPTEMBER 6, 2000
                       (INCEPTION) THROUGH April 30, 2001

                                                                     Page
                                                                     ----

INDEPENDENT AUDITORS' REPORT                                          F-1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets                                           F-3

Consolidated Statement of Operations                                  F-4

Consolidated Statement of Stockholders' Equity                        F-5

Consolidated Statement of Cash Flows                                  F-6

Notes to Consolidated Financial Statements                    F-7 to F-16

UNAUDITED FINANCIAL STATEMENTS                                       F-17

Unaudited Consolidated Balance Sheet                                 F-18

Unaudited Consolidated Statement of Operations                       F-19

Unaudited Consolidated Statement of Cash Flows
                                                                     F-20
Unaudited Consolidated Statement of
  Stockholders Equity                                                F-21

Notes to Financial Statements                                        F-22

Board of Directors
Hosp-Italia Industries, Inc. and Subsidiaries


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying consolidated balance sheet of Hosp-Italia Industries, Inc. and Subsidiaries (Company), a development stage company, as of April 30, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from September 6, 2000 (inception) through April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Hosp-Italia Industries, Inc. and Subsidiaries as of April 30, 2001, and the results of its operations and its cash flows for the period from September 6, 2000 (inception) through April 30, 2001 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 12 to the financial statements the Company accounted for the acquisition of a subsidiary as a business combination using the purchase method of accounting, whereas, the combination should have been treated as a recapitalization, as the acquisition is a capital stock transaction and not a business combination. Accordingly, the financial statements have been restated and an adjustment made to retained earnings and equity to properly state the financial statements in accordance with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has not yet achieved profitability and expects to continue to incur net losses in the future. The Company does not have sufficient cash to indefinitely sustain operating losses, as such, if additional financing is not obtained, further development of the business may be delayed. There is presently no trading market for the Company's common stock, and there are no assurances that an active trading market will be developed and sustained. The Company is essentially a new venture. The limited operating history prohibits an effective evaluation of their future profitability, ability to generate cash flows, and ability to create additional business opportunities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital, raise substantial doubt about the Company to continue as a going concern. The Company's plans for addressing these issues are further described in Note 8. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classifications of recorded asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.



SPROUSE & ANDERSON, L.L.P.

Austin, Texas
April 23, 2002, except for Note 10 for which the date is August 30, 2002

                        CONSOLIDATED FINANCIAL STATEMENTS

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                 APRIL 30, 2001


                                     ASSETS


CURRENT:
   Cash and cash equivalents                                                   $     6,375
   Trade accounts receivable, net                                                   25,197
   Other receivables                                                                39,776
                                                                               -----------

      Total Current Assets                                                          71,348
LONG-TERM:
   Other receivables                                                                34,838
   Intangible assets, net                                                          988,612
   Property and equipment, net                                                      79,344

   Investment in affiliate                                                          50,425
                                                                               -----------

TOTAL ASSETS                                                                   $ 1,224,567
                                                                               ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT:
   Accounts payable and accrued liabilities                                    $    74,219
   Line of credit                                                                   37,438
   Notes payable-related parties                                                   336,284
                                                                               -----------

      Total Current Liabilities                                                    447,941

Minority interest  in equity of consolidated subsidiaries                          470,057

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock-par value $.001, 50,000,000 shares authorized,
    9,000,000 shares issued, 1,000,000 issuable, 10,000,000 outstanding             10,000
Additional paid-in capital                                                         569,707
Receivable from sale of stock                                                     (199,407)
Deficit accumulated during the development stage (deficit)                         (79,632)
Accumulated other comprehensive income                                               5,901
                                                                               -----------

      Total Stockholders' Equity                                                   306,569
                                                                               -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $ 1,224,567
                                                                               ===========



           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                      F-3



                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION)
                             THROUGH APRIL 30, 2001


REVENUES                                                                $     45,676

COSTS OF REVENUES                                                                -0-
                                                                        ------------

GROSS PROFIT                                                                  45,676

GENERAL AND ADMINISTRATIVE EXPENSES
   Start up costs                                                              3,210
   Research and development expenses                                          14,000
   Salaries and wages                                                          5,894
   Office expenses and supplies                                                1,519
   Depreciation and amortization expense                                      20,499
   Professional fees                                                          26,081
   Equipment rental and maintenance                                            9,037
   Other expenses                                                             63,655
                                                                        ------------
      Total General and Administrative Expenses                              143,895
                                                                        ------------

OPERATING INCOME (LOSS)                                                      (98,219)

OTHER INCOME (EXPENSE)                                                           603
                                                                        ------------

NET INCOME (LOSS), including minority interests                              (97,616)

   Minority interest in net loss of subsidiaries                              17,984
                                                                        ------------

NET INCOME (LOSS), net of minority interest                                  (79,632)

ACCUMULATED OTHER COMPREHENSIVE INCOME
   Foreign currency translation gain (loss)                                   11,047
   Minority interest in other comprehensive income                             5,146
                                                                        ------------

ACCUMULATED OTHER COMPREHENSIVE INCOME, net of minority interest
                                                                               5,901

CONSOLIDATED COMPREHENSIVE INCOME (LOSS)                                $    (73,731)
                                                                        ============

EARNINGS PER SHARE-BASIC AND DILUTED                                    $      (.007)
                                                                        ============

WEIGHTED AVERAGE SHARES OUTSTANDING-BASIC AND DILUTED                    10,000,000





           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                      F-4


                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION)
                             THROUGH APRIL 30, 2001



                                                  Common
                                                   Stock
                                                   -----
                                                                                      Receivable                    Accumulated
                                                                       Additional      From Sale    Accumulated       Other
                                                           Par          Paid-in          of          Net Income    Comprehensive
                                          Shares          Value          Capital        Stock         (Loss)          Income
                                          ------          -----          -------        -----         ------          ------
Balance at September 6, 2000
  (Inception)                                 -0-      $    -0-      $      -0-      $      -0-     $     -0-            $  -0-

Issuance of common stock                9,000,000         9,000         512,507             -0-           -0-               -0-

Receivable from sale of stock                 -0-           -0-             -0-       (199,407)           -0-               -0-

Acquisition of Hospitalia S.r.L.
  accounted for as a                    1,000,000         1,000          57,000             -0-           -0-               -0-
recapitalization
Capital contribution                          -0-           -0-             200             -0-           -0-               -0-

Deficit accumulated during the
  development stage                           -0-           -0-             -0-             -0-       (79,632)              -0-

Other Comprehensive income                    -0-           -0-             -0-             -0-         -0-               5,901
                                       ----------      --------      -----------    -----------      ---------           -------
Balance at April 30, 2001              10,000,000      $ 10,000      $  569,707      $(199,407)      $(79,632)           $5,901






           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                      F-5


                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION)
                             THROUGH APRIL 30, 2001


CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                                              $    (79,632)

   Adjustments to reconcile net income to net cash provided  (used) by operating activities:
        Stock issued in acquisition of subsidiary public shell                                          58,000
        Minority interest in net loss of consolidated subsidiaries                                     (17,984)
        Increase (decrease) in minority interest in equity of consolidated subsidiaries                253,052
        Depreciation and amortization expense                                                           20,499
        (Increase) Decrease in accounts receivables                                                    (25,197)
        (Increase) Decrease in other receivables                                                       (74,614)
        Increase (Decrease) in accounts payable and accrued liabilities                                  74,219
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                                       208,343

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of intangible assets                                                                      (628,257)
   Purchase of equipment                                                                               (81,183)
   Investment in affiliate                                                                             (50,425)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                                      (759,865)

CASH FLOWS FROM FINANCING ACTIVITIES
   Borrowings on line of credit                                                                         37,438
   Proceeds from notes payable                                                                         397,738
   Repayments on notes payable                                                                         (61,454)
   Proceeds from capital contribution                                                                      200
   Proceeds from issuance of equity                                                                    178,074
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                                       551,996

effect of exchange rate changes on cash                                                                  5,901

NET INCREASE (DECREASE) IN CASH                                                                          6,375

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                             -0-

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                            $    6,375

TAXES PAID                                                                                          $      -0-

INTEREST PAID                                                                                       $      -0-

NON-CASH FINANCING AND INVESTING ACTIVITIES
   Acquisition of franchise agreement for equity*                                                   $  379,015

* Includes minority interest portion of $234,989




           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                             THROUGH APRIL 30, 2001




NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

               Hosp-Italia Industries, Inc. (Company), through subsidiaries, provides consulting and other assistance in the acquisition and operation of firms offering hospitality services such as lodging, food and beverage in Europe, especially Italy. The Company was incorporated in Nevada on September 6, 2000 by its incorporator, Innovation International, Inc. ("Innovation"). Pursuant to a Reorganization Plan and Agreement dated as of December 31, 2000, the Company and Innovation agreed to distribute 1,000,000 shares of the Company's common stock to Innovation's shareholders and to issue 9,000,000 shares of the Company's common stock in exchange for 98% of Hospitalia, S.r.L., an Italian limited company (S.r.L.). After the acquisition was closed the Company became separate from and was no longer associated with Innovation.

               Actual distribution pursuant to the Company's obligation to distribute 1,000,000 shares of its common stock to the Innovation shareholders is not contingent, not rescindable and not in any way subject to reversal, but may be delayed only until a registration statement on SEC Form SB-2 to be filed in connection therewith has become effective. For financial statement reporting purposes the 1,000,000 shares are shown as outstanding and issuable at April 30, 2001. As a result of these two transactions, S.r.L. became a 98% subsidiary of the Company.

               BUSINESS COMBINATION

               Effective January 1, 2001, the Company acquired 98% of the outstanding common stock of Hospitalia S.r.L. (S.r.L.), a hospitality firm. For accounting purposes the acquisition has been treated as a recapitalization of Hospitalia S.r.L. with S.r.L. as the accounting acquirer in the reverse acquisition. As a result, S.r.L. shareholders acquired 9,000,000 shares of the Company's $.001 par value common stock. The remaining 1,000,000 shares of the Company are issuable to Innovation shareholders. Those shares were valued at $58,000 based on the value associated with the issuance of shares of S.r.L. in exchange for net assets of $521,507.

               Effective January 1, 2001, S.r.L. acquired 54.5% of ABC's net assets totaling $9,764 through issuance of equity of S.r.L. The acquisition was accounted for by the purchase method of accounting and, accordingly, the statements of consolidated income include the results of ABC from January 1, 2001 through April 30, 2001. The assets acquired and liabilities assumed were recorded at estimated fair value which approximates book value at the date of acquisition. Effective with the completion of that acquisition, ABC became a majority-owned subsidiary of Hospitalia S.r.L.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                             THROUGH APRIL 30, 2001

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     BUSINESS COMBINATION (continued)

               Effective September 9, 2000, ABC acquired 38% of Days Master Italia S.P.A. (DMI) net assets totaling $317,361 through the issuance of equity in ABC. The acquisition was accounted for by the purchase method of accounting and, accordingly, the statements of consolidated income include the results of DMI from January 1, 2001 through April 30, 2001. The assets acquired and liabilities assumed were recorded at estimated fair value which approximates book value at the date of acquisition. DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino and Vatican City under the Days Inn and related Days trademarks. The license agreement rights were acquired by DMI from Cendant Global
               Services B.V. in June 2000 for $450,000 cash and shares of capital in DMI totaling approximately $380,000.

               PRINCIPLES OF CONSOLIDATION

               The consolidated financial statements include the accounts of the Company, Hospitalia S.r.L., ABC Alliance S.r.L. and Days Master Italia S.P.A. (the Group). All significant intercompany transactions have been eliminated.

               Hospitalia S.r.L., ABC Alliance S.r.L. and Days Master Italia S.P.A. form a group of individual companies which operates in the hotel business. Each of the individual companies is a consolidated subsidiary of the Company due to control through common ownership of all subsidiaries.

               ACCOUNTING BASIS

               The Company prepares its financial statements on the accrual basis of accounting.

               The Company, per FASB Statement No. 7, is properly accounted for and reported as a development stage enterprise. Substantially all of the Company's efforts since its formation have been devoted to establishing its new business. No significant revenue has been earned as of the balance sheet date. Operations have been devoted to raising capital, and the acquisition of properties.

               ESTIMATES

               The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                             THROUGH APRIL 30, 2001


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     NEW PRONOUNCEMENTS

               The Financial Accounting Standards Board has issued Statement No. 141, Business Combinations. Statement 141 improves the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under a single method-the purchase method. Use of the pooling of interests method is no longer permitted. Statements 141 requires that the purchase method be used for business combinations initiated after June 30, 2001.

               The Financial Accounting Standards Board has issued Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. This change provides investors with greater transparency regarding the economic value of goodwill and its impact on earnings. The amortization of goodwill ceases upon adoption of the statement, which for most companies, will be January 1, 2002.

               In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB 101), which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 is effective by the fourth fiscal years beginning after December 15, 1999 and require companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation. Adoption of this statement did not result in a material impact on or change to the Company's revenue recognition policy.

               ACCOUNTS RECEIVABLE

               The Company provides for uncollectible accounts receivable using the allowance method of accounting for bad debts. Under this method of accounting, a provision for uncollectible accounts is charged to earnings. The allowance account is increased or decreased based on past collection history and management's evaluation of accounts receivable. All amounts considered uncollectible are charged against the allowance account and recoveries of previously charged off accounts are added to the allowance.

               REVENUE RECOGNITION

               The Company recognizes revenue as earned under the terms of the related agreements and contracts. Revenues consist of amounts earned under consulting agreements.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                             THROUGH APRIL 30, 2001


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     CASH AND CASH EQUIVALENTS

               The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.

               INTANGIBLE ASSETS

               Intangible assets refer to franchising rights, software and other items which are amortized on the straight line method over estimated useful life ranging from 3 to 25 years. Acquired franchise rights are generally amortized from 20 to 40 years, software from 3 to 7 years, and licensing agreements and other assets over a period of 3 to 40 years. Useful lives of intangible assets are based on independent appraisals, agreements or internal estimates.

               DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino, and Vatican City under the Days Inn and related Days trademarks.

               The Company continually reviews these assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment loss would be recognized when expected future operating cash flows are lower than carrying value. There has been no impairment recorded in these financial statements.

               PROPERTY AND EQUIPMENT

               Property and equipment are stated at cost. Assets are depreciated using the straight-line method over their estimated useful lives which range from 7 to 33 years.

               Maintenance and repairs are charged to operations as incurred, and betterments of existing assets are capitalized.

               Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There has been no impairment recorded in these financial statements.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                             THROUGH APRIL 30, 2001


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

               FOREIGN CURRENCY TRANSLATIONS

               The Company's operations of foreign locations were translated into U.S. dollars based on the current exchange rate at the balance sheet date and the weighted-average rate for the period of the statement of operations and loss. The translation adjustment was a gain of $5,901 for the year ended April 30, 2001, and is reflected as foreign currency translation adjustment in the consolidated statement of operations and loss for the year then ended. The majority of the foreign transactions have terms that require a reimbursement of the currency fluctuation. This mitigates the exposure to foreign currency losses. The Company does not enter into hedge contracts, derivatives, or interest rate swaps.

               EARNING PER SHARE

               Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed considering the dilutive effect of stock options and warrants. Because of the net loss for the year, no shares resulting from the assumed exercise of options or warrants are added to the denominator because the inclusion of such shares would be antidilutive.

               ADVERTISING

               Advertising costs are expensed when incurred.


NOTE 2: INTANGIBLE ASSETS

     Intangible assets consists of the following:

                  Franchise Agreement                        $  890,925
                  Software and Other                            117,496
                                                              1,008,421
                  Less Accumulated Amortization                 (19,809)
                     Net Intangible Assets                   $  988,612

     Amortization expense for the period ended April 30, 2001 was $18,660.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                             THROUGH APRIL 30, 2001

NOTE 3:  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

              Furniture and Equipment                        $10,951
              Office Equipment                                 5,588
              Building                                        61,999
              Other                                            2,646
                                                              81,184
              Less Accumulated Depreciation                   (1,840)
                                                              ------
                 Net Depreciable Assets                      $79,344
                                                             =======

     Depreciation expense for the period ended April 30, 2001 was $1,840.

NOTE 4:  INVESTMENT IN AFFILIATE

     ABC Alliance S.r.L. has acquired 10% of the stock of a third corporation (Kelley Corporation S.A. ) for $50,425. This acquisition has been accounted for under the cost method.

NOTE 5:  NOTES PAYABLE

     Notes payable at April 30, 2001 consist of unsecured notes payable to shareholders of the Group. The notes accrue interest at 3% and are due on demand or in 2004.

               Lidiana Bezzi                              $  78,381
               Alice Cesaretti                               78,381
               Andrea Cesaretti                              62,768
               Daniela Bezzi                                 45,615
               Enrico Amati                                  45,615
               Teo Bezzi                                     18,063
               Massimo B. Catalano                            4,974
               Marina G. Catalano                             2,487
                                                              -----
                  Total                                    $336,284
                                                           ========

NOTE 6:  LINE OF CREDIT

                  The Company has a line of credit agreement with a bank in Italy, which provides for borrowings up to approximately $92,000. Borrowings under the line are due on demand but intended for use during a 24 month period. At April 30, 2001, borrowings under the line of credit were $37,438 and payments were $-0-.

                  Interest on the line of credit is calculated at a rate which is negotiated with the bank every three moths. The debt is secured by the mortgage on real estate.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                             THROUGH APRIL 30, 2001


NOTE 7:  RELATED PARTY TRANSACTIONS

               During the period ended April 30, 2001, receivables/advances from subsidiaries of $292,443 were made to ABC and to DMI. During the period ended April 30, 2001, liabilities/advances to subsidiaries of $50,396 were made by ABC to Hospitalia S.r.L. These inter-company transactions have been eliminated in these financial statements. As described in Note 5, notes payable of $336,284 are due to shareholders of the Group.

 NOTE 8:  GOING CONCERN

               The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage company with no significant revenues and a working capital deficiency of $376,593, as of April 30, 2001.

               The Company has not yet achieved profitability and expects to continue to incur net losses for the foreseeable future.
               Significant revenues will need to be generated to achieve profitability as considerable operating expenses are expected to be incurred in future operations.

               Capital requirements are and probably will continue to be more than operating income for the foreseeable future. The Company does not have sufficient cash to indefinitely sustain operating losses, as such, additional capital will have to be raised which may not be available or may be too costly. If additional financing is not obtained, further development of the business may be delayed and the business plan may not be able to be executed.

               The Company is essentially a new venture. The limited operating history prohibits an effective evaluation of their future profitability, ability to generate cash flows, and ability to create additional business opportunities. There is presently no trading market for the Company's Common Stock, and there are no assurances that an active trading market will be developed and sustained.

               The Company's business plan is completely dependent upon the viability of the Days Inn Licenses Agreement. The development schedule requires a total of 3000 rooms by 2025. In addition the Company is required to maintain consolidated net worth of $1,000,000 and to guarantee the performance of DMI. Failure to comply is a material default for which the agreement can be terminated or modified to require a monthly supplement for each room less than the number required under the schedule. Sufficient income must be generated to pay all development fees, initial franchise fees, continuing fees, annual inspection fees, franchise sales commissions, and reservation fees.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                             THROUGH APRIL 30, 2001


NOTE 8: GOING CONCERN (Continued)

               The Company is actively pursuing a plan to develop a hotel chain in Italy under the Days Inn(R) name. The Company's operating plan includes a detail strategy for location and establishment selection. Management has based hotel development and projections on the following determinations, among other things: (a) anticipation economic growth of the European Union leading to a positive impact on employment and increased international travel,
               (b) tourist flows, (c) improved hotel supply, (d) expansion of integrated hotel supply, (e) analysis of competitors, (f)
               occupancy   indices   showing  good  financial   performance  and
               anticipated returns on investments. Absent new sources of financing, or if the Company does not significantly improve its operating performance, the Company will not have sufficient funds to meet its current obligations over the next twelve months and will be unable to pursue expansion of business activities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital raise substantial doubt about the ability of the Company to continue as a going concern.

NOTE 9:     COMMITMENTS AND CONTINGENCIES

               The Company must meet certain requirements under the Days Inn Agreement. The Company must meet a development schedule which requires 3,000 rooms by 2025.

               Failure to comply is a default for which the agreement may be terminated or modified to require a monthly supplement for each room less than the number required under the schedule.

NOTE 10:    SUBSEQUENT EVENTS

               Prior to July 31, 2001 DMI (holder of the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino and Vatican City under the Days Inn related Days trademarks), was owned by:


                       ABC Alliance                           38.3%
                       Andrea Cesaretti                       11.7%
                       Kelly Corp., S.A.                      50.0%

               During the same period, 54.5% of ABC Alliance was owned by Hospitalia, S.r.L., and also during the same period, 98% of Hospitalia S.r.L. was owned by Hosp-Italia Industries, Inc.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                             THROUGH APRIL 30, 2001


NOTE 10: SUBSEQUENT EVENTS ( Continued)

               Pursuant to an Amendment to the Reorganization Agreement among the parties, effective on July 31, 2002 the Company issued to Hospitalia SrL 13,353,548 shares of its common stock in exchange for debt of SrL in the amount of $507,744. On July 31, 2001 Hospitalia S.r.L. agreed to acquire 100% of the stock of DMI from its three shareholders in return for those 13,353,548 shares of the common stock of Hosp-Italia Industries, Inc. (then the owner of 98% of Hospitalia S.r.L.). Also, pursuant to said Amendment II on July 31, 2001 Hosp-Italia Industries, Inc. exchanged its 98% interest in Hospitalia SrL for debt of SrL in the amount of $130,928. All indebtedness of SrL described herein was exchanged on December 18, 2001 for 100% of the stock of SrL's indirect subsidiary, DMI. From July 31, 2001 through December 18, 2001 Hosp-Italia Industries Inc. owned no interest in Hospitalia S.r.L. except its debt .

               On December 18, 2001 Hosp-Italia Industries, Inc. exchanged its $507,744 and $130,928 receivable from SrL for 100% of the issued and outstanding stock of DMI which SrL had acquired pursuant to Amendment II.

               From   December  18,  2001  to  the  report   date,   Hosp-Italia
               Industries, Inc. has one wholly-owned subsidiary, DMI.

               Since inception, the Company has relied upon Andrea Cesaretti, its CEO and largest shareholder, for working capital which he has advanced as required. In April, 2002, the CEO advised the Company that he will supply working capital to the Company as needed up to an additional $500,000 based upon bank loans and other personal resources of his. The Company believes that any such advances from the CEO will adequately cover its capital requirements during the next eighteen months.

               DMI has two hotels under agreement in Rimini, Italy to manage and franchise as Days Inn. In addition, the Company is in the process of acquiring a third hotel in Venice, Italy that is expected to become a franchisee and management property. The Rimini hotels are owned by the Cesaretti family and total 90 rooms. Both hotels are in the process of being refurbished and are scheduled to open during 2002. The Venice hotel is scheduled to open in 2003 with 70 rooms.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                             THROUGH APRIL 30, 2001


NOTE 11:    INCOME TAXES

               The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

               The Company and Subsidiaries have elected to file separate returns and not file on a consolidated basis.

               Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes. There were no material temporary differences at April 30, 2001, and accordingly, no deferred tax liabilities have been recognized for the period then ended.

NOTE 12:    PROPER APPLICATION OF GAAP

               The Company accounted for the acquisition of a subsidiary, S.r.L., as a business combination using the purchase method of accounting when the combination should have been accounted for as a recapitalization, as the acquisition is a capital stock transaction and not a business combination. As a result, the 1,000,000 shares issuable to Innovation shareholders was recorded and adjustments were made to retained earnings and equity to properly state the financial statements in accordance with GAAP.

                          HOSP-ITALIA INDUSTRIES, INC.
                                AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE NINE MONTHS ENDED JANUARY 31, 2002 AND
           FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH JANUARY 31, 2002

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                         ( A DEVELOPMENT STAGE COMPANY)

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                January 31, 2002

                                                                     ASSETS

CURRENT:
   Cash and cash equivalents                                         $8,037
   Trade accounts receivable, net                                    44,253
   Other receivables                                                  1,759
      Total Current Assets                                           54,049

LONG-TERM:
   Other receivables
    Due From Affiliates
    Intangible Assets, Net                                          872,055
   Property and equipment, net                                       11,784
Total other assets                                                  883,839

TOTAL ASSETS                                                       $937,888

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT:
   Accounts payable and accrued liabilities                        $105,524
   Accrued Salaries & Pensions                                       12,342
   Notes payable-related parties                                    392,704
      Total Current Liabilities                                     510,570

Minority interest  in equity of consolidated subsidiaries                 0

STOCKHOLDERS' EQUITY
Common stock-par value $.001, 50,000,000 shares authorized,
24,837,276 issued and outstanding                                    24,838
Additional paid-in capital                                          614,052
Net Loss Prior Periods                                              (79,632)
Net Loss 5/1/01 to 1/31/02                                         (156,049)
Accumulated other comprehensive income - Net                         24,109
      Total Stockholders' Equity                                    427,318
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $937,888


   See Transaction Accounting Sheet and Notes to Interim Financial Statements

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED JANUARY 31, 2002 AND
                FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION)
                            THROUGH JANUARY 31, 2002


                                                                            Nine Mos. 5/1/01   Inception 9/6/00
                                                                            to 1/31/02             to  1/31/02
                                                                           -----------------   ------------------

REVENUES                                                                         50,161            95,837
COSTS OF REVENUES                                                                     0                 0
GROSS PROFIT                                                                     50,161            95,837
GENERAL AND ADMINISTRATIVE EXPENSES
   Start up costs                                                                 2,250             5,460
   Research and development expenses                                                  0             14000
   Salaries and wages                                                            29,223            35,117
  Office Rent                                                                     5,768             5,768
   Office expenses and supplies                                                                      1519
   Depreciation and amortization expense                                         15,389            35,888
   Professional fees                                                             87,413           113,494
   Equipment rental and maintenance                                               8,782            17,819
   Travel & Entertainment                                                         9,684             9,684
   Other expenses                                                                45,247           108,902
      Total General and Administrative Expenses                                 203,756           347,651
OPERATING INCOME (LOSS)                                                        (153,595)         (251,814)
OTHER INCOME (EXPENSE)                                                           (2,689)           (2,086)
NET INCOME (LOSS), including minority interests                                (156,284)         (253,900)
   Minority interest in net loss of subsidiaries                                    235            18,219
NET INCOME (LOSS), net of minority interest                                    (156,049)         (235,681)
OTHER COMPREHENSIVE INCOME OR (LOSS)
Foreign Currency translation gain (loss), net of minority interest               18,208            24,109

CONSOLIDATED COMPREHENSIVE INCOME (LOSS)                                       (137,841)         (211,572)


   See Transaction Accounting Sheet and Notes to Interim Financial Statements


                                      F-19


                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE NINE MONTHS ENDED JANUARY 31, 2002 AND
                FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION)
                            THROUGH JANUARY 31, 2002


                                                                                             Nine Mos. 5/1/01     Inception 9/6/00
                                                                                             to 1/31/02               to  1/31/02
                                                                                            --------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
CONSOLIDATED COMPREHENSIVE INCOME                                                                 (156,049)        (235,681)

Adjustments  to reconcile  net income to net cash  provided  (used) by operating activities:
        Stock issued in acquisition of subsidiary public shell                                           0           58,000
        Minority interest in net loss of consolidated subsidiaries                                       0          (17,984)
        Increase (decrease) in minority interest in equity of consolidated subsidiaries                  0          253,052
        Depreciation and amortization expense                                                       15,389           35,888
        (Increase) Decrease in accounts receivables                                                (19,056)         (44,253)
        (Increase) Decrease in other receivables                                                    72,855           (1,759)
        Increase (Decrease) in accounts payable and accrued liabilities                             31,305          105,524
                                                                                                   --------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                                   (55,556)         152,787

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of intangible assets                                                                                   (628,257)
   Purchase of equipment                                                                                            (81,183)
   Investment in subsidiary                                                                       (638,672)        (689,097)
                                                                                                  ----------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                                  (638,672)      (1,398,537)

CASH FLOWS FROM FINANCING ACTIVITIES
   Borrowings on line of credit                                                                    (37,438)               0
   Proceeds from notes payable                                                                                      397,738
   Repayments on notes payable                                                                                      (61,454)
   Proceeds from capital contribution                                                                                  200
   Proceeds from issuance of equity                                                                638,672          816,746
                                                                                                  ---------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                                   601,234        1,153,230

Effect of Exchange Rate on Cash                                                                     18,208           24,109
Net effect of 98% SrL Disposition, 79.5% DMI minority interest acquisition on Cash                  76,448           76,448

NET INCREASE (DECREASE) IN CASH                                                                      1,662            8,037

CASH AND EQUIVALENTS, BEGINNING OF PERIOD                                                            6,375                0
CASH AND EQUIVALENTS, END OF PERIOD                                                                  8,037            8,037
TAXES PAID                                                                                               0                0

INTEREST PAID                                                                                            0                0
NON-CASH FINANCING AND INVESTING ACTIVITIES:

   See Transaction Accounting Sheet and Notes to Interim Financial Statements


                                      F-20

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
              UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

                 FOR THE NINE MONTHS ENDED JANUARY 31, 2002 AND
                FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION)
                            THROUGH JANUARY 31, 2002
                                   Accumulated
                                                                                       Common Stock
                                                                            ----------------------------------    Additional
                                                                                                 Par               Paid-in
                                                                               Shares            Value             Capital
                                                                            -------------    -------------     ----------------
Balance at September 6, 2000   (Inception)
                                                                                   -0-         $     -0-        $         -0-
Issuance of common stock                                                     9,000,000             9,000              512,507
Receivable from sale of stock                                                      -0-               -0-                  -0-
Acquisition of Hospitalia S.r.L. accounted for as a recapitalization        1,000,000             1,000               57,000
Capital contribution                                                               -0-               -0-                  200

Deficit accumulated during the   development stage                                 -0-               -0-                  -0-
Other Comprehensive income                                                         -0-               -0-                  -0-
                                                                            ----------        ----------       --------------
Balance at April 30, 2001                                                   10,000,000        $   10,000        $     569,707


Collection of Stock Subscription Receivable                                        -0-               -0-                  -0-

Disposition of 98% of S.r.L. net of DMI                                            -0-               -0-             (448,561)

Additional shares issued in Reorganization
        (Hospitalia S.r.L. and Days Master Italia Spa)                      13,353,548            13,354              494,390


Stock to Innovation shareholders to prevent dilution                         1,483,728             1,484               (1,484)


Deficit accumulated during the development stage                                   -0-               -0-                  -0-


Other Comprehensive income                                                         -0-               -0-                  -0-
                                                                            ----------        ----------       --------------

Balance at January 31, 2002                                                 24,837,276          $24,838        $     614,052
                                                                            ==========          ========       ==============




                                                                               Receivable         Accumulated          Other
                                                                               From Sale of       Net Income        Comprehensive
                                                                                 Stock                (Loss)            Income
                                                                         -----------------     ----------------   -------------
Balance at September 6, 2000   (Inception)
                                                                            $      -0-         $      -0-            $    -0-
Issuance of common stock                                                           -0-                -0-                 -0-
Receivable from sale of stock                                                 (199,407)               -0-                 -0-
Acquisition of Hospitalia S.r.L. accounted for as a recapitalization               -0-                -0-                 -0-
Capital contribution                                                               -0-                -0-                 -0-

Deficit accumulated during the   development stage                                 -0-             -79,632                -0-
Other Comprehensive income                                                         -0-                -0-              5,901
                                                                         -------------          -----------         ---------
Balance at April 30, 2001                                                  $  (199,407)           ($79,632)         $  5,901


Collection of Stock Subscription Receivable                                    199,407                 -0-                -0-

Disposition of 98% of S.r.L. net of DMI                                            -0-                 -0-                -0-

Additional shares issued in Reorganization
        (Hospitalia S.r.L. and Days Master Italia Spa)                             -0-                 -0-                -0-


Stock to Innovation shareholders to prevent dilution                               -0-                 -0-                -0-


Deficit accumulated during the development stage                                   -0-            (156,049)               -0-


Other Comprehensive income                                                         -0-                -0-             18,208
                                                                         -------------          -----------          --------

Balance at January 31, 2002                                                $       -0-           ($235,681)          $24,109
                                                                           ===========           ==========          =======

   See Transaction Accounting Sheet and Notes to Interim Financial Statements

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2002
                                       AND
                     FOR THE PERIOD FROM SEPTEMBER 6, 2000,
                            THROUGH JANUARY 31, 2002


NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               NATURE OF BUSINESS

               Hosp-Italia Industries, Inc. (Company), through one wholly owned subsidiary, provides consulting and other assistance in the acquisition and operation of firms offering hospitality services such as lodging, food and beverage in Europe, especially Italy. The Company was incorporated in Nevada on September 6, 2000 by its incorporator, Innovation International, Inc. ("Innovation"). Pursuant to a Reorganization Plan and Agreement dated as of December 31, 2000, the Company and Innovation agreed to distribute 1,000,000 shares of the Company's common stock to Innovation's shareholders and to issue 9,000,000 shares of the Company's common stock in exchange for 98% of Hospitalia, S.r.L., an Italian limited company (S.r.L.).

               Pursuant to Amendments effective on July 31, 2001 the Company is obligated to issue and distribute a total of 2,483,728 shares to the Innovation shareholders and has issued an additional 13,353,548 shares in exchange for debt and the right to receive 100% of the common stock of Days Master Italia, SpA. In addition, pursuant to that Amendment, the Company exchanged its 98% of Hospitalia SrL for debt of SrL.

               Actual distribution pursuant to the Company's obligation to distribute 2,483,728 shares of its common stock to the Innovation shareholders is not contingent, not rescindable and not in any way subject to reversal, but may be delayed only until a registration statement on SEC from SB-2 to be filed in connection therewith has become effective. For financial statement reporting purposes the 2,483,728 shares are shown as outstanding and issuable at January 31, 2002.


               BUSINESS COMBINATIONS, RECAPITALIZATION

               Effective January 1, 2001, the Company acquired all of the outstanding common stock of Hospitalia S.r.L. (S.r.L.), a hospitality firm. For accounting purposes the acquisition has been treated as a recapitalization of Hospitalia S.r.L. with S.r.L. as the accounting acquirer in the reverse acquisition. As a result, S.r.L. shareholders acquired 9,000,000 shares of common stock, with a par value of $.001. The remaining 1,000,000 shares of the Company are issuable to Innovation shareholders. Those shares were valued at $58,000 based on the value associated with the issuance of shares of S.r.L. in exchange for net assets of $521,507.

               Effective January 1, 2001, S.r.L. acquired 54.5% of ABC's net assets totaling $9,764 through issuance of equity of S.r.L. The acquisition was accounted for by the purchase method of accounting and, accordingly, the statements of consolidated income include the results of ABC from January 1, 2001 through April 30, 2001. The assets acquired and liabilities assumed were recorded at estimated fair value which approximates book value at the date of acquisition. Effective with the completion of that acquisition, ABC became a majority-owned subsidiary of Hospitalia S.r.L.

               Effective September 9, 2000, ABC acquired 38% of Days Master Italia S.P.A. (DMI) net assets totaling $317,361 through the issuance of equity in ABC. The acquisition was accounted for by the purchase method of accounting and, accordingly, the statements of consolidated income include the results of DMI from January 1, 2001 through April 30, 2001. The assets acquired and liabilities assumed were recorded at estimated fair value which approximates book value at the date of acquisition. DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino and Vatican City under the Days Inn and related Days trademarks. The license agreement rights were acquired by DMI from Cendant Global
               Services B.V. in June 2000 for $450,000 cash and shares of capital in DMI totaling approximately $380,000.

               Prior to July 31 2001 DMI (holder of the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino and Vatican City under the Days Inn related Days trademarks), was owned by:

                     ABC Alliance                                      38.3%
                     Andrea Cesaretti                                  11.7%
                     Kelly Corp., S.A.                                 50.0%

               During the same period, 54.5% of ABC Alliance was owned by Hospitalia, S.r.L., and also during the same period, 98% of Hospitalia S.r.L. was owned by Hosp-Italia Industries, Inc.

               Pursuant to an Amendment to the Reorganization Agreement among the parties, effective on July 31, 2002 the Company issued to Hospitalia SrL 13,353,548 shares of its common stock in exchange for debt of SrL in the amount of $507,744. On July 31, 2001 Hospitalia S.r.L. agreed to acquire100% of the stock of DMI from its three shareholders in return for those 13,353,548 shares of the common stock of Hosp-Italia Industries, Inc. (then the owner of 98% of Hospitalia S.r.L.). Also, pursuant to said Amendment II on July 31, 2001 Hosp-Italia Industries, Inc. exchanged its 98% interest in Hospitalia SrL for debt of SrL in the amount of $130,928. All indebtedness of SrL described herein was exchanged on December 18, 2001 for 100% of the stock of SrL's indirect subsidiary, DMI. From July 31, 2001 through December 18, 2001 Hosp-Italia Industries Inc. owned no interest in Hospitalia S.r.L. except its debt .

               On December 18, 2001 Hosp-Italia Industries, Inc. exchanged its $507,744 ans $130,928 receivable from SrL for 100% of the issued and outstanding stock of DMI which SrL had acquired pursuant to Amendment II.

               From   December  18,  2001  to  the  report   date,   Hosp-Italia
               Industries, Inc. has one wholly-owned subsidiary, DMI.

               Since inception, the Company has relied upon Andrea Cesaretti, its CEO and largest shareholder, for working capital which he has advanced as required. In April, 2002, the CEO advised the Company that he will supply working capital to the Company as needed up to an additional $500,000 based upon bank loans and other personal resources of his. The Company believes that any such advances from the CEO will adequately cover its capital requirements during the next eighteen months.

               DMI has two hotels under agreement in Rimini, Italy to manage and franchise as Days Inn. In addition, the Company is in the process of acquiring a third hotel in Venice, Italy that is expected to become a franchisee and management property. The Rimini hotels are owned by the Cesaretti family and total 90 rooms. Both hotels are in the process of being refurbished and are scheduled to open during 2002. The Venice hotel is scheduled to open in 2003 with 70 rooms.

               PRINCIPLES OF CONSOLIDATION

               The consolidated financial statements include the accounts of the Company, Hospitalia S.r.L., ABC Alliance S.r.L. and Days Master Italia S.P.A. (the Group) for the periods until July 31, 2001, the Company alone from August 1, 2001 through December 18, 2001 and the accounts of the Company and Days Master Italia from December 19, 2001 through January 31, 2002.. All significant intercompany transactions have been eliminated.

               ACCOUNTING BASIS

               The Company prepares its financial statements on the accrual basis of accounting.

               The Company, per FASB Statement No. 7, is properly accounted for and reported as a development stage enterprise. Substantially all of the Company's efforts since its formation have been devoted to establishing its new business. No significant revenue has been earned as of the balance sheet date. Operations have been devoted to raising capital, and the acquisition of properties.

               ESTIMATES

               The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

               NEW PRONOUNCEMENTS

               The Financial Accounting Standards Board has issued Statement No. 141, Business Combinations. Statement 141 improves the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under a single method-the purchase method. Use of the pooling of interests method is no longer permitted. Statements 141 requires that the purchase method be used for business combinations initiated after June 30, 2001.

               The Financial Accounting Standards Board has issued Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. This change provides investors with greater transparency regarding the economic value of goodwill and its impact on earnings. The amortization of goodwill ceases upon adoption of the statement, which for most companies, will be January 1, 2002.

               In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB 101), which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 is effective by the fourth fiscal years beginning after December 15, 1999 and require companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation. Adoption of this statement did not result in a material impact on or change to the Company's revenue recognition policy.

               ACCOUNTS RECEIVABLE

               The Company provides for uncollectible accounts receivable using the allowance method of accounting for bad debts. Under this method of accounting, a provision for uncollectible accounts is charged to earnings. The allowance account is increased or decreased based on past collection history and management's evaluation of accounts receivable. All amounts considered uncollectible are charged against the allowance account and recoveries of previously charged off accounts are added to the allowance.


               REVENUE RECOGNITION

               The Company recognizes revenue as earned under the terms of the related agreements and contracts. Revenues consist of amounts earned under consulting agreements.

               CASH AND CASH EQUIVALENTS

               The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.

               INTANGIBLE ASSETS

               Intangible assets refer to franchising rights, software and other items which are amortized on the straight line method over estimated useful life ranging from 3 to 25 years. Acquired franchise rights are generally amortized from 20 to 40 years, software from 3 to 7 years, and licensing agreements and other assets over a period of 3 to 40 years. Useful lives of intangible assets are based on independent appraisals, agreements or internal estimates.

               DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino, and Vatican City under the Days Inn and related Days trademarks.

               The Company continually reviews these assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment loss would be recognized when expected future operating cash flows are lower than carrying value. There has been no impairment recorded in these financial statements.

               PROPERTY AND EQUIPMENT

               Property and equipment are stated at cost. Assets are depreciated using the straight-line method over their estimated useful lives which range from 7 to 33 years.

               Maintenance and repairs are charged to operations as incurred, and betterments of existing assets are capitalized.

               Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There has been no impairment recorded in these financial statements.

NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

               foreign currency translations

               The Company's operations of foreign locations were translated into U.S. dollars based on the current exchange rate at the balance sheet date and the weighted-average rate for the period of the statement of operations and loss. The majority of the foreign transactions have terms that require a reimbursement of the currency fluctuation. This mitigates the exposure to foreign currency losses. The Company does not enter into hedge contracts, derivatives, or interest rate swaps.

               EARNING PER SHARE

               Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed considering the dilutive effect of stock options and warrants. Because of the net loss for the year, no shares resulting from the assumed exercise of options or warrants are added to the denominator because the inclusion of such shares would be antidilutive.

               ADVERTISING

               Advertising costs are expensed when incurred.


NOTE2:   NOTES PAYABLE


               Notes payable of $392,704 at January 31, 2002 consist of unsecured notes payable to shareholders of the Group shown below, plus an additional amount due to Andrea Cesaretti in the amount of $56,420 representing advances made since April 30, 2001. The notes accrue interest at 3% and are due on demand or in 2004.

                   Lidiana Bezzi                              $  78,381
                   Alice Cesaretti                               78,381
                   Andrea Cesaretti                              62,768
                   Daniela Bezzi                                 45,615
                   Enrico Amati                                  45,615
                   Teo Bezzi                                     18,063
                   Massimo B. Catalano                            4,974
                   Marina G. Catalano                             2,487
                                                            -----------
                      Total                                    $336,284
                                                               ========


NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage company with no significant revenues and a working capital deficiency of $456,521 as of January 31, 2002.

               The Company is actively pursuing a plan to develop a hotel chain in Italy under the Days Inn(R) name. The Company's operating plan includes a detail strategy for location and establishment selection. Management has based hotel development and projections on the following determinations, among other things: (a) anticipation economic growth of the European Union leading to a positive impact on employment and increased international travel,
               (b) tourist flows, (c) improved hotel supply, (d) expansion of integrated hotel supply, (e) analysis of competitors, (f)
               occupancy   indices   showing  good  financial   performance  and
               anticipated returns on investments. Absent new sources of financing, or if the Company does not significantly improve its operating performance, the Company will not have sufficient funds to meet its current obligations over the next twelve months and will be unable to pursue expansion of business activities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital raise substantial doubt about the ability of the Company to continue as a going concern.

               Since inception, the Company has relied upon Andrea Cesaretti, its CEO and largest shareholder, for working capital which he has advanced as required. In April, 2002, the CEO advised the Company that he will supply working capital to the Company as needed up to an additional $500,000 based upon bank loans and other personal resources of his. The Company believes that any such advances from the CEO will adequately cover its capital requirements during the next eighteen months.


               DMI has two hotels under agreement in Rimini, Italy to manage and franchise as Days Inn. In addition, the Company is in the process of acquiring a third hotel in Venice, Italy that is expected to become a franchisee and management property. The Rimini hotels are owned by the Cesaretti family and total 90 rooms. Both hotels are in the process of being refurbished and are scheduled to open during 2002. The Venice hotel is scheduled to open in 2003 with 70 rooms.



NOTE 4:  COMMITMENTS AND CONTINGENCIES

               The Company must meet certain requirements under the Days Inn Agreement. The Company must meet a development schedule which requires 3,000 rooms by 2025.

               Failure to comply is a default for which the agreement may be terminated or modified to require a monthly supplement for each room less than the number required under the schedule.

NOTE 5:  INCOME TAXES

               The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

               The Company and Subsidiaries have elected to file separate returns and not file on a consolidated basis.

               Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes. There were no material temporary differences at January 31, 2002, and accordingly, no deferred tax liabilities have been recognized for the period then ended.

                   Information not Required in the Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Articles of Incorporation of the Registrant waive the personal liability of a director or officer for damages for breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of
Section 78.300 of the Nevada General Corporation Law ("NGCL") which concerns wrongful distributions to shareholders.

         While the Articles provide directors and officers with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, the Articles will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's or officer's breach of his or her duty of care.

         The Articles and By-Laws provide for indemnification of the directors and officers of the Registrant to the fullest extent legally permitted by the laws of the State of Nevada, as then in effect. The indemnification rights conferred by the By-Laws are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Registrant will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and will enter into an indemnification agreement with each of its directors. Under its form of indemnification agreement, the Registrant agrees to indemnify its directors against all expenses, liability or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-Laws as in effect on the date of such agreement; and (iii) in the event the Registrant does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as is in effect on the date of such agreement (the Registrant's obligations described in (ii) and (iii) being subject to certain exceptions). Contractual rights under such indemnification agreements are believed to provide the directors more protection than the By-Laws, which are subject to change.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of a small business issuer (the Registrant) pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the Registrant in connection with the securities being registered are as follows:

                  Accounting fees and expenses                $ 18,000.00
                  Blue Sky fees and expenses                  $  4,000.00
                  Legal fees and expenses                     $ 15,000.00
                  Printing expenses                           $  7,000.00
                  Postage and miscellaneous expenses          $  1,000.00
                  Registration Fee                            $  1,307.82

                  Total                                       $ 46,307.82

UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

         On March 23, 2001, Registrant issued 9,000,000 shares of its Common Stock to Andrea Cesaretti and members of his family, who were owners of 98% of Hospitalia, S.R.L. At the time, Hospitalia S.R.L. indirectly owned 20.5% of Days Master. An additional 13,483,728 shares were issued to the direct owners of Days Master who had previously sold all their shares to Hospitalia S.R.L. on July 31, 2001. These two issues were made without registration under the Securities Act of 1933 pursuant to an exemption provided for by that Act. Section 4(2) provides that transactions by an issuer not involving a public offering are exempted transactions. The Registrant relied upon that exemption as (1) the recipients of the issues totaled only 13 in number, (2) they are sophisticated investors who acquired the stock for their own account and not with a view to distribution,
(3) there was no advertisement or public offering, (4) there were no underwriters, brokers, or dealers involved and (5) acquirors are fully knowledgeable of the Registrant's proposed operations. The certificates representing those shares bear legends stating they may not be offered, sold or otherwise transferred except pursuant to an effective registration statement under the Act or an exemption from such registration requirements.

INDEX TO EXHIBITS

         The  following  Exhibits  are  filed  as a part  of  this  Registration
Statement:

------------------------- ---------------------------------------------------------------------- ---------------------
      Exhibit No.                                      Description                                     Page No.
------------------------- ---------------------------------------------------------------------- ---------------------
          2.1             Reorganization Plan and Agreement                                               *
------------------------- ---------------------------------------------------------------------- ---------------------
          2.2             Amendment to Reorganization Plan and Agreement                                  *
------------------------- ---------------------------------------------------------------------- ---------------------
          2.3             Amendment No. II to Reorganization Plan and Agreement
------------------------- ---------------------------------------------------------------------- ---------------------
          3.1             Articles of Incorporation                                                       *
------------------------- ---------------------------------------------------------------------- ---------------------
          3.2 (a)         By-Laws                                                                         *
------------------------- ---------------------------------------------------------------------- ---------------------
          3.2 (b)         Amendment to By-Laws
------------------------- ---------------------------------------------------------------------- ---------------------
          4.1             Specimen Stock Certificate                                                      *
------------------------- ---------------------------------------------------------------------- ---------------------
          4.2             Form of Warrant                                                                 *
------------------------- ---------------------------------------------------------------------- ---------------------
          5               Opinion of Griffith,  McCague & Fernsler,  P.C. as to the legality of           *
                          the Shares
------------------------- ---------------------------------------------------------------------- ---------------------
         10.1             Cendant License Agreement                                                       *
------------------------- ---------------------------------------------------------------------- ---------------------
         10.2             Approval  by  Cendant  to the  Assignment  of  License  Agreement  to           *
                          Registrant
------------------------- ---------------------------------------------------------------------- ---------------------
         10.3             Assumption and Amendment Agreement
------------------------- ---------------------------------------------------------------------- ---------------------
         10.4             Guaranty and Assumption Agreement
------------------------- ---------------------------------------------------------------------- ---------------------
         10.5             Franchise Agreements for Rimini hotels
------------------------- ---------------------------------------------------------------------- ---------------------
         21               Subsidiaries (Revised)
------------------------- ---------------------------------------------------------------------- ---------------------
         23.1             Consent of Sprouse & Anderson, Auditors
------------------------- ---------------------------------------------------------------------- ---------------------
         23.2             Consent of Griffith,  McCague & Fernsler,  P.C. (contained in Exhibit           *
                          5 above)
------------------------- ---------------------------------------------------------------------- ---------------------
         24               Power of Attorney                                                               *
------------------------- ---------------------------------------------------------------------- ---------------------

* Incorporated by reference to Registration Statement on Form SB-2 (No. 333.75660) filed on November 16, 2001.

Signatures

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, being duly authorized, in the City of Pittsburgh, Pennsylvania on September 6, 2002.

                                          Hosp-Italia Industries, Inc.


                                 By:      *s/ Charles B. Jarrett, Jr.
                                           --------------------------
                                 Name:     Andrea Cesaretti
                                 Title:    President and Chief Executive Officer
                                 Date:     September 6, 2002

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                   Title                           Date
     ----                   -----                           ----


*
--------------------
Andrea Cesaretti            Director, President and
                            Chief Executive Officer        September 6, 2002


*
--------------------
Andrea Campanelli           Director                       September 6, 2002


*
--------------------
Frank G. Wright             Director, Executive Vice
                            President and Chief
                            Financial Officer and Chief    September 6, 2002
                            Accounting Officer


*By:  s/ Charles B. Jarrett, Jr.
      --------------------------
      Charles B. Jarrett, Jr.
      Attorney-in-Fact